UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 12, 2014

Nelnet, Inc.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100 Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2014, Nelnet Servicing, LLC (“Nelnet Servicing”), a subsidiary of Nelnet, Inc. (the “Company”), received a Modification of Contract (the “Modification”) from the United States Department of Education (the “Department”), pursuant to which the Department exercised its optional ordering period under the previously reported student loan servicing contract between the Department and Nelnet Servicing (the “Servicing Contract”) to extend the Servicing Contract for an additional five years through June 16, 2019. As previously reported by the Company, Nelnet Servicing is one of four private sector companies awarded a student loan servicing contract by the Department in June 2009 to provide additional servicing capacity for loans owned by the Department, with new loan volume currently being allocated among the four servicers based on certain performance metrics established by the Department. The Servicing Contract was originally scheduled to expire in June 2014, with a five-year extension at the option of the Department. Loan servicing volume under the Servicing Contract, as extended by the Modification, will remain subject to task orders issued by the Department.

A copy of the Modification is filed as Exhibit 10.1 to this report, and the previously filed copy of the Servicing Contract is incorporated by reference as Exhibit 10.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are filed or incorporated by reference as part of this report:

Exhibit
No.                        Description

10.1*	Modification of Contract dated effective as of June 17, 2014 for Student Loan Servicing Contract between the United States Department of Education and Nelnet Servicing, LLC.

10.2
Student Loan Servicing Contract between the United States Department of Education and Nelnet Servicing, LLC, filed as Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and incorporated herein by reference.

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 18, 2014                     NELNET, INC.

By:    /s/ JAMES D. KRUGER
Name: James D. Kruger
Title: Chief Financial Officer